Exhibit 1.1

TAUBMAN CENTERS, INC.
6.25% SERIES K CUMULATIVE REDEEMABLE PREFERRED STOCK

________
UNDERWRITING AGREEMENT
March 11, 2013
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

As representatives of the several underwriters
named in Schedule I hereto

Ladies and Gentlemen:
Taubman Centers, Inc., a Michigan corporation that operates as a self-administered and self-managed real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 6,000,000 shares (the “Firm Securities”) and, at the election of the Underwriters, up to 900,000 additional shares to cover over-allotments (the “Optional Securities”) of 6.25% Series K Cumulative Redeemable Preferred Stock (“Preferred Stock”), of the Company (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Securities”). In the event only one underwriter is listed in Schedule I hereto, any references in this Agreement to “any Underwriter,” “each Underwriter”, “each of the Underwriters,” “the Underwriters,” the “several Underwriters”, “you,” “your” and similar terms shall be deemed to refer to the sole underwriter in the singular form listed in such Schedule I.
1.The Company represents and warrants to, and agrees with, each of the Underwriters, as of the date hereof and as of each Time of Delivery (as defined in Section 4 hereof), that:

(a)An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-174880) in respect of the Securities has been filed by the Company with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; pursuant to the Act, such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued under the Act and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including the Basic Prospectus, all exhibits thereto and any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus, the Prospectus and the Registration Statement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the Act, as of the date of such prospectus or Registration Statement; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference into such Basic Prospectus, Preliminary Prospectus or Prospectus, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any documents filed under the Exchange Act, including any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

(c)For the purposes of this Agreement, the “Applicable Time” is 3:10 p.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

(d)The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein; and no such documents were filed with the Commission since the Commission's close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement;

(e)The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement does not and will not, as of the applicable effective date and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus does not and will not, as of the applicable filing date, and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

(f)(i) Otherwise than as set forth or contemplated in the Pricing Prospectus, the Company and its Subsidiaries (defined below), considered as a single enterprise, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) otherwise than as set forth or contemplated in the Pricing Prospectus, and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus there has not been (A) any change in the capital stock of the Company or its subsidiaries, other than shares issued pursuant to any benefit plans of the Company or its subsidiaries or pursuant to the continuing offer of the Company, (B) any increase in the long term debt (which is debt with a maturity of a year or more) in excess of $35,000,000 of the Company and its Subsidiaries, considered as a single enterprise, other than approximately $40 million of long-term debt to fund the Company's share of project costs for The Mall at University Town Center and approximately $36 million of long-term debt to fund the Company's investment in a joint venture with Wangfujing for a shopping center in Zhengzhou, China, each of which was contemplated by the Company's planned capital spending for 2013 as set forth in “Liquidity and Capital Resources-Capital Spending” in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, which may be incurred prior to the Closing Date or (C) any material adverse change, or any development involving a prospective material adverse change, in the financial condition, shareholders' equity, results of operations or operations of the Company and its Subsidiaries, considered as a single enterprise (a “Material Adverse Effect”);

(g)(i) The Company and each Subsidiary has good and marketable title in fee simple to each material real property owned by each of them and good and marketable title to all material personal property owned by each of them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property (except for reciprocal easement agreements relating to common area maintenance that do not materially interfere with the use made and proposed to be made of such property by the Company or such Subsidiary) and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and, except as described in the Pricing Prospectus, any material real property and buildings held under lease by the Company and each Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. As used in this Agreement, “Subsidiary” shall mean each consolidated subsidiary of the Company and each joint venture included in determining the Company's income from unconsolidated joint ventures in the consolidated financial statements for the Company for the most recent period included in the Prospectus (collectively, the “Subsidiaries”);

(h)(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; and (iii) each Significant Subsidiary (as defined under Rule 1-02(w) of Regulation S-X, which is set forth on Schedule III) has been duly organized and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction in which it is chartered or organized;

(i)The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus; and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of the Company conform to the description of the capital stock contained in the Pricing Prospectus and Prospectus in all material respects; and all of the issued shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise set forth in the Pricing Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims. The Certificate of Amendment to the Company's Restated Articles of Incorporation, as amended (the “Restated Articles of Incorporation”) designating the rights and preferences of the Preferred Stock (the “Certificate of Amendment”) will be in full force and effect on or prior to the Time of Delivery and have been filed with the Secretary of State of the State of Michigan and will comply with applicable legal requirements. The terms of the Preferred Stock will conform in all material respects to all statements relating thereto contained in the Prospectus and such description will conform in all material respects to the rights set forth in the Certificate of Amendment;

(j)The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein and as otherwise contemplated by the Prospectus and this Agreement, will be validly issued and fully paid and non-assessable; and the Securities conform to the description of the Securities contained in the Prospectus in all material respects;

(k)The Company will register the Preferred Stock under Section 12(b) of the Exchange Act prior to the Time of Delivery; the Company will have applied to have the Preferred Stock approved for listing on the New York Stock Exchange (the "NYSE") prior to the Time of Delivery; the Company is in compliance with the rules and regulations of the NYSE, including without limitation, the requirements for continued listing of the Common Stock on NYSE, and there are no actions, suits or proceedings pending, threatened or, to the Company's knowledge, contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such or otherwise regarding the Common Stock or the Preferred Stock from the NYSE;

(l)The issuance of the common stock, par value $0.01 per share (the "Common Stock") issuable upon conversion thereof (the "Conversion Shares") has been duly authorized and, when issued and delivered upon conversion of the Securities in accordance with the Company's Restated Articles of Incorporation, the Conversion Shares will be validly issued, fully paid and nonassessable. The issuance of the Conversion Shares upon conversion of the Securities in accordance with the Company's Restated Articles of Incorporation will not be subject to preemptive rights under Michigan law or the Company's Restated Articles of Incorporation or Restated Bylaws.

(m)The issue and sale of the Securities and the performance by the Company of its obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of (i) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) the provisions of the Restated Articles of Incorporation or Restated By-laws of the Company, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; except, in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults that would not materially and adversely affect the value of the Securities, materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby or reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement except (A)

such consents, approvals, authorizations, registrations or qualifications as may be required in connection with the distribution of the Securities by the Underwriters (including under state securities or Blue Sky laws) and (B) such as have been obtained under the Act;

(n)Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its Articles of Incorporation or By-laws (or other organizational documents) or (ii) is in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of this clause (ii), for such violations or defaults that would not materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby or reasonably be expected to have a Material Adverse Effect;

(o)The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of Series K Preferred Stock” and “Description of Securities Being Offered”, insofar as they purport to constitute a summary of the terms of the Preferred Stock, and under the captions “Additional Material U.S. Federal Income Tax Consequences” and “Material U.S. Federal Income Tax Consequences”, insofar as they purport to describe the facts and the provisions of the laws and documents referred to therein, in each case are accurate and fair in all material respects;

(p)Other than as set forth in the Pricing Prospectus and the Prospectus or other than proceedings that would not reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated hereby, there are no legal or governmental proceedings pending, or to the best of the Company's knowledge, threatened, to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject;

(q)The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(r)(A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(s)KPMG LLP, who has audited the consolidated balance sheets of the Company as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and has audited the Company's internal control over financial reporting as of December 31, 2012, all of which are incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus, was and will be an independent registered public accounting firm with respect to the Company as of the Applicable Time and each Time of Delivery, as required by the Act and the rules and regulations of the Commission thereunder;

(t)The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company's internal control over financial reporting was effective as of December 31, 2012 and, to the Company's knowledge, there are no material weaknesses in its internal control over financial reporting as of the date hereof;

(u)Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

(v)The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were effective as of December 31, 2012 and, to the Company's knowledge, its disclosure controls and procedures are effective as of the date hereof;

(w)(i) Other than as set forth in the Pricing Prospectus and the Prospectus or which would not reasonably be expected to have a Material Adverse Effect, the property, assets and operations of the Company and its Subsidiaries comply with all applicable federal, state and local law, common law, doctrine, rule, order, decree, judgment, injunction, license, permit and regulation relating to environmental matters (the “Environmental Laws”); (ii) to the knowledge of the Company, neither the Company nor any Subsidiary has received written notice of any federal, state or local investigation relating to the property, assets or operations of the Company and its Subsidiaries evaluating whether any remedial action is needed to respond to a release into the environment of any substance regulated by, or form the basis of liability under, any Environmental Laws (a “Hazardous Material”), except which would not reasonably be expected to have a Material Adverse Effect; and (iii) there are not any pending or, to the Company's knowledge, threatened lawsuits against the Company or any Subsidiary with respect to violations of an Environmental Law or in connection with the release of any Hazardous Material into the environment, except which would not reasonably be expected to have a Material Adverse Effect;

(x)Since the commencement of the Company's taxable year which ended December 31, 1992, it has continuously qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the Company's present and contemplated organization, ownership, method of operation, assets, and income will enable it to so qualify for the taxable year ending December 31, 2013 and thereafter; and

(y)The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns that have been required to be filed that if not filed would reasonably be expected to have a Material Adverse Effect and have paid all taxes required to be paid by them and any and all assessments, fines and penalties levied against them or any of them to the extent that any of the foregoing has become due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and as for which adequate reserves have been established in accordance with generally accepted accounting principles or as would not reasonably be expected to result in a Material Adverse Effect.

(z)The Company has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Conversion Shares issuable upon conversion of the Securities.

2.Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $24.2125, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto plus any additional number of Firm Securities which such Underwriter may be obligated to purchase pursuant to the provisions of Section 9 hereof and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares plus any additional number of Firm Securities which such Underwriter may be obligated to purchase pursuant to the provisions of Section 9 hereof) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 900,000 shares of Optional Securities, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities. Any such election to purchase Optional Securities may be exercised from time to time, in whole or in part, only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, and setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
3.Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4.(a) The Securities to be purchased by each Underwriter hereunder, in such authorized denominations and registered in such names as you may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to you, in book-entry form through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to you at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Securities to be sold by them to be made available for inspection at least twenty-four (24) hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, or at the office of DTC or its designated custodian, as the case may be. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m. (New York City time) on March 15, 2013 or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m. (New York City time) on the date specified by you in the written notice given by them of the Underwriters' election to purchase such Optional Securities in accordance with Section 2, or such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”). A meeting will be held at the Closing Location at 9:30 a.m. (New York City time), on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.The Company agrees with each of the Underwriters:

(a)To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery to which counsel for the Underwriters shall reasonably object promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file within the required time periods all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act in connection with the offering or sale of the Securities;

to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus to which counsel for the Underwriters shall reasonably object promptly after reasonable notice thereof;

(c)Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation for doing business in any jurisdiction;

(d)To furnish the Underwriters with an electronic copy of the Prospectus prior to 10:00 a.m. (New York City time) on the New York Business Day next succeeding the date of this Agreement and from time to time, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, in the reasonable opinion of counsel to the Underwriters, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(e)To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Lock-up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Preferred Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Preferred Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of both Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, other than the offer and sale of Securities pursuant to this Agreement.

(g)To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h)To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

(i)To use its best efforts to list, subject to notice of issuance, the Securities on the NYSE;

(j)To reserve and keep available at all times the full number of Conversion Shares as authorized but unissued shares of Common Stock;

(k)Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l)To prepare a final term sheet, containing a description of final terms of the Securities and the offering thereof, in the form approved by Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and attached as Schedule II hereto, and to file such term sheet as an Issuer Free Writing Prospectus pursuant to Rule 433(d) within the time required by such Rule.

6.

(a)(i)    The Company represents and agrees that, without your prior consent, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and you, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and any such free writing prospectus the use of which has been consented to by the Company and you is listed on Schedule II hereto;

(b)The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to you and, if requested by you, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein.

7.The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration and sale of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on the NYSE, and any stock or transfer taxes and stamp or similar duties on the issuance and listing of the Securities; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Sections 9 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.The obligations of the Underwriters hereunder as to the Securities to be delivered at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you their written opinion and disclosure letter, each dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, and may rely upon the opinion of Michigan counsel with respect to matters of Michigan law;

(c)Chris Heaphy, Esq., Senior Vice President, General Counsel and Secretary for The Taubman Company, and Assistant Secretary for the Company, shall have furnished to you his written opinion dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex I(A) hereto, and he may rely upon the opinion of Michigan counsel with respect to matters of Michigan law:

(d)Honigman Miller Schwartz and Cohn LLP, counsel for the Company, shall have furnished to you their written opinions and disclosure letter, each dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I(B) and Annex I(C) hereto;

(e)On the date of the Prospectus at a time contemporaneous with the execution of this Agreement, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a “comfort” letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f)(i)    Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and the Prospectus there shall not have been any change in the capital stock or long-term debt (which is debt with a maturity of a year or more) of the Company or any of its Subsidiaries or any Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company's securities on the NYSE; or (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(i)The Securities shall have been duly listed, subject to notice of issuance, on the NYSE;

(j)The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (f) of this Section 8 and as to such other matters as you may reasonably request; and

(k)The Company shall have filed the Certificate of Amendment with the State of Michigan.

9.If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all of the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.(a) The Company will indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, from and against any losses, claims, damages or liabilities, joint or several, that arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, its affiliates, directors or officers, or if applicable, each person who controls such Underwriter within the meaning of Section 15 of the Act, for any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein.

(b)Each Underwriter will indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company, its affiliates, directors or officers, or if applicable, each person who controls the Company within the meaning of Section 15 of the Act, for any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff (and the indemnified party has otherwise acted in accordance with this Section 10), then the indemnifying party agrees to indemnify the indemnified party under this Section 10.

(d)If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

11.The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.If for any reason any of the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by you in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to you except as provided in Sections 7 and 10 hereof.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management; and if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13.This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 10 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission's office in Washington, D.C. is open for business.

15.The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent, fiduciary or financial advisor of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16.This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

20.Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you and the Company.
[Signatures on following pages]

Very truly yours,

TAUBMAN CENTERS, INC.

By:	/s/ Lisa Payne
Name:	Lisa Payne
Title:	Vice Chairman and Chief Financial Officer

Accepted as of the date hereof:

MORGAN STANLEY & CO. LLC

By:	/s/ Yuri Slyz

Name:	Yuri Slyz
Title:	Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley

Name:	Carolyn Hurley
Title:	Director

SCHEDULE I

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Morgan Stanley & Co. LLC	2,370,000	355,500
Wells Fargo Securities, LLC	2,370,000	355,500
J.P. Morgan Securities LLC	600,000	90,000
Jefferies LLC	360,000	54,000
HRC Investment Services, Inc.	60,000	9,000
Oppenheimer & Co. Inc.	60,000	9,000
Ross, Sinclaire & Associates, LLC	60,000	9,000
Stockcross Financial Services, Inc.	60,000	9,000
Wedbush Morgan Securities Inc.	60,000	9,000

Total	6,000,000	900,000

I-1

SCHEDULE II
Issuer Free Writing Prospectuses
Final Term Sheet
TAUBMAN CENTERS, INC.
6.25% Series K Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per Share)
March 11, 2013

Issuer:	Taubman Centers, Inc.

Security:	6.25% Series K Cumulative Redeemable Preferred Stock

Number of Shares:	6,000,000 (6,900,000 shares if the underwriters' over-allotment option is exercised in full)

Public Offering Price:	$25.00 per share; $150,000,000 total (not including the underwriters' option to purchase additional shares)

Underwriting Discounts and Commissions:	$0.7875 per share; $4,725,000 total (not including the underwriters' option to purchase additional shares)

Maturity Date:
Perpetual (unless redeemed by the Issuer on or after March 15, 2018, pursuant to its special optional redemption right, pursuant to its REIT qualification optional redemption right or converted by a holder in connection with a Change of Control)

Trade Date:	March 11, 2013

Settlement Date:	March 15, 2013 (T+4)

Liquidation Preference:	$25.00, plus accrued and unpaid dividends

Dividend Rate:	6.25% per annum of the $25.00 per share liquidation preference (equivalent to $1.5625 per annum per share), accruing from March 15, 2013

Dividend Payment Dates:	Quarterly on or about the last day of March, June, September and December of each year, beginning on June 28, 2013, with dividends accruing from, and including, March 15, 2013 to June 30, 2013

Optional Redemption:
The Issuer may not redeem the Series K preferred stock prior to March 15, 2018, except pursuant to the REIT qualification optional redemption provision described below under “REIT Qualification Optional Redemption” and the special optional redemption provision described below under “Special Optional Redemption.”

On and after March 15, 2018, the Issuer may, at its option, redeem the Series K preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends up to but excluding the redemption date (subject to the special optional redemption right and REIT qualification optional redemption right described below).

Special Optional Redemption:
Upon the occurrence of a “Change of Control”, the Issuer may, at its option, redeem the Series K preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the “Change of Control Conversion Date”, the Issuer exercises any of its redemption rights relating to the Series K preferred stock (whether the optional redemption right, the special optional redemption right or the REIT qualification optional redemption right), the holders of Series K preferred stock will not have the conversion rights described below.

REIT Qualification Optional Redemption:
If the redemption of a holder's Series K preferred stock is required to prevent a violation of the Issuer's “Ownership Limit”, then the Issuer may, at its option, redeem the Series K preferred stock of such holder, in such amount required to comply with the Ownership Limit, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.

The Issuer's “Ownership Limit” means that no person or entity may own, or be deemed to own by virtue of constructive ownership rules of the Internal Revenue Code, subject to limited exceptions, more than 8.23% of the value of the Issuer's outstanding capital stock.

Change of Control:	A “Change of Control” is when, after the original issuance of the Series K preferred stock, the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Issuer entitling that person to exercise more than 50% of the total voting power of all stock of the Issuer entitled to vote generally in the election of the Issuer's directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the New York Stock Exchange, or the NYSE, the NYSE MKT LLC, or the NYSE MKT, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights:
Upon the occurrence of a Change of Control, each holder of Series K preferred stock will have the right (unless, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of its election to redeem the Series K preferred stock) to convert some or all of the Series K preferred stock held by such holder on the Change of Control Conversion Date into a number of shares of the Issuer's common stock per share of Series K preferred stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion

Date (unless the Change of Control Conversion Date is after a record date for a Series K preferred stock dividend payment and prior to the corresponding Series K preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

•	0.64218 (i.e., the Share Cap), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration as described in the preliminary prospectus supplement.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Issuer's common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Issuer's common stock as described in the preliminary prospectus supplement.
Upon such a conversion, the holders will be limited to a maximum number of shares of the Issuer's common stock equal to the Share Cap multiplied by the number of shares of Series K preferred stock converted. If the Common Stock Price is less than $38.93 (which is approximately 50% of the per-share closing sale price of the Issuer's common stock reported on the NYSE on March 8, 2013), subject to adjustment, the holders will receive a maximum of 0.64218 shares of the Issuer's common stock per share of Series K preferred stock, which may result in the holders receiving a value that is less than the liquidation preference of the Series K preferred stock.
If, prior to the Change of Control Conversion Date, the Issuer has provided a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control, its optional redemption right or its REIT qualification optional redemption right, holders of Series K preferred stock will not have any right to convert the Series K preferred stock in connection with the Change of Control Conversion Right and any shares of Series K preferred stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
The “Change of Control Conversion Date” is the date the Series K preferred stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the required notice of the occurrence of a Change of Control to the holders of Series K preferred stock.
The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of the Issuer's common stock is solely cash, the amount of cash consideration per share of the Issuer's common stock or (ii) if the consideration to be received in the Change of Control by holders of the Issuer's common stock is other than solely cash (x) the average of the closing sale prices per share of the Issuer's common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Issuer's common stock is then traded, or (y) the average of the last quoted bid prices for the Issuer's common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of

Control, if the Issuer's common stock is not then listed for trading on a U.S. securities exchange.

CUSIP/ISIN:	876664 707 / US8766647072

Joint Book-Running Managers:	Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

Joint Lead Managers:	J.P. Morgan Securities LLC
Jefferies LLC

Listing:
The Issuer intends to file an application to list the Series K preferred stock on the NYSE under the symbol “TCO Pr K”. If the application is approved, trading of the Series K preferred stock on the NYSE is expected to commence within 30 days after the date of initial delivery of the Series K preferred stock.

This communication is intended for the sole use of the person to whom it is provided by the sender.

The Issuer has filed a registration statement (including a prospectus with the SEC) and prospectus supplement for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus or prospectus supplement if you request it by calling Morgan Stanley & Co. LLC toll-free 1-866-718-1649 or Wells Fargo Securities, LLC at 1-800-326-5897.

SCHEDULE III
Significant Subsidiaries
Dolphin Mall Associates LLC
Green Hills Mall TRG LLC
La Cienega Partners Limited Partnership
Short Hills Associates, L.L.C.
Taubman Cherry Creek Shopping Center L.L.C.
The Taubman Company LLC
The Taubman Realty Group Limited Partnership
Twelve Oaks Mall LLC

III-1

ANNEX I(A)
FORM OF OPINION OF CHRIS HEAPHY, ESQ., SENIOR VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY OF THE COMPANY

Ladies and Gentlemen:

I have acted as counsel to Taubman Centers, Inc., a Michigan corporation (the “Company”), in connection with the public offering of up to 6,900,000 shares (the “Securities”) of the Company's 6.25% Series K Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, pursuant to the Company's prospectus dated June 14, 2011 (the “Basic Prospectus”), included in the Company's Registration Statement on Form S-3 (No. 333-174880) (the “Registration Statement”), as supplemented by the prospectus supplements dated March 11, 2013 (together with the Basic Prospectus, the “Pricing Prospectus”) and March 11, 2013 (together with the Basic Prospectus, the “Prospectus Supplement”). This opinion letter is provided to you at the request of the Company pursuant to Section 8(c) of the Underwriting Agreement, dated as of March 11, 2013 (the “Underwriting Agreement”), among the Company, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule I therein (the “Underwriters”). Except as otherwise indicated, capitalized terms used in this opinion letter are defined as set forth in the Underwriting Agreement.

In so acting, I have examined the Underwriting Agreement, the Registration Statement, the Basic Prospectus, the Pricing Prospectus and the Prospectus Supplement, and have considered such matters of law and of fact, and relied upon such certificates and other information furnished to me, as I have deemed appropriate as a basis for my opinions set forth below. In giving the opinions set forth in this opinion letter, I have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to matters involving the facts specified therein, I have relied solely, without independent investigation or verification, upon (i) the representations and warranties made in the Underwriting Agreement, (ii) certificates of officers of the Company, (iii) the written or oral advice of public officials and (iv) my review of (a) the Company's Restated Articles of Incorporation, as amended (the “Articles”), and Restated By-Laws, as amended (the “Bylaws”), and (b) the Amended and Restated Certificate of Limited Partnership, as amended, of The Taubman Realty Group Limited Partnership (the “Operating Partnership”), and the Third Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership dated December 12, 2012.

The law covered by the opinions expressed herein is limited to the Law (as defined below) of the State of Michigan and the Federal Law of the United States (collectively, the “Opining Jurisdiction”) and I do not express any opinion concerning any other laws. For purposes of this opinion letter, “Law” means the statutes and the judicial and administrative decisions, and the rules and regulations of the governmental agencies of the applicable jurisdiction, but excluding the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level), and judicial decisions to the extent that they deal with any of the foregoing. I disclaim any opinion with respect to specialized laws that are not customarily covered in opinion letters of this

I(A)-1

kind, such as insolvency, antitrust, pension, employee benefit, tax, environmental, intellectual property, bank regulatory, insurance, labor, and health and safety laws. My “Actual Knowledge” means my conscious awareness of facts or other information or that of any Company attorney under my direct supervision.

I have relied, without investigation or verification, upon the following assumptions: (i) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the Opining Jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity, and (ii) contracts to which the Company or the Operating Partnership is a party or by which the Company or the Operating Partnership or any of its property is bound and court and administrative orders, writs, judgments and decrees that name the Company or the Operating Partnership and are specifically directed to it or any of its property would be enforced as written, unless I have Actual Knowledge otherwise.

Based upon and subject to the foregoing, I am of the opinion that:

1.The issuance and sale of the Securities being delivered at such Time of Delivery and the performance by the Company with its obligations under the Underwriting Agreement and the consummation of the transactions described in the Underwriting Agreement, as of the date of this opinion letter, will not conflict with, breach or violate any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches, violations or defaults that would not reasonably be expected to have a Material Adverse Effect, nor, as of the date of this opinion letter, will such action violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except for such violations that would not reasonably be expected to have a Material Adverse Effect.

2.The Company is not in violation of its Articles or Bylaws nor is it in default in the performance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any defaults set forth in the Pricing Prospectus, or that would not reasonably be expected to have a Material Adverse Effect. Each Significant Subsidiary is not in violation of its organizational documents, except for violations that would not reasonably be expected to have a Material Adverse Effect.

3.Other than as set forth in the Pricing Prospectus and the Prospectus Supplement, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and, to my Actual Knowledge, no such proceedings are threatened by governmental authorities or other persons.

4.To my Actual Knowledge, there are no contracts or other agreements that are material to the operation of the business of the Company and to which the Company or any Subsidiary is a party, which have not been described fairly in all material respects or

I(A)-2

incorporated by reference, to the extent required, in the Registration Statement, the Pricing Prospectus or the Prospectus Supplement.

At the request of the Company, this opinion is provided to you by me in my capacity as counsel to the Company and may not be relied on by any other person or by you for any purpose other than in connection with the transactions provided in the Underwriting Agreement, without, in each instance, my prior written consent. This opinion letter speaks only as of its date. I do not undertake any obligation to advise the Underwriters or any other party of changes of law or fact that occur after the date of this opinion letter even though the change may affect the legal analysis, a legal conclusion or an information confirmation in this opinion letter.

Very truly yours,

I(A)-3

ANNEX I(B)
a. FORM OF OPINION OF HONIGMAN MILLER SCHWARTZ AND COHN LLP,
COUNSEL TO THE COMPANY
Ladies and Gentlemen:

We have acted as counsel to Taubman Centers, Inc., a Michigan corporation (the “Company”), in connection with the public offering of up to 6,900,000 shares (the “Securities”) of the Company's 6.25% Series K Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, pursuant to the Company's prospectus dated June 14, 2011 (the “Basic Prospectus”), included in the Company's Registration Statement on Form S-3 (No. 333-174880) (the “Registration Statement”), as supplemented by the prospectus supplements dated March 11, 2013 (together with the Basic Prospectus, the “Pricing Prospectus”) and March 11, 2013 (together with the Basic Prospectus, the “Prospectus Supplement”). This opinion letter is provided to you at the request of the Company pursuant to Section 8(d) of the Underwriting Agreement dated March 11, 2013 (the “Underwriting Agreement”), among the Company, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule I therein (the “Underwriters”). Except as otherwise indicated, capitalized terms used in this opinion letter are defined as set forth in the Underwriting Agreement.
In so acting, we have examined the Underwriting Agreement, the Registration Statement, the Basic Prospectus, the Pricing Prospectus and the Prospectus Supplement, and we have considered such matters of law and of fact, and relied upon such certificates and other information furnished to us, as we have deemed appropriate as a basis for our opinions set forth below. In giving the opinions set forth in this opinion letter, we have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to matters involving the facts specified therein, we have relied solely, without independent investigation or verification, upon (i) the representations and warranties made in the Underwriting Agreement, (ii) certificates of officers of the Company, (iii) the written or oral advice or certificates of public officials and (iv) our review of (a) the Company's Restated Articles of Incorporation, as amended (the “Articles”), and the Restated By-Laws, as amended (the “Bylaws”), and (b) the Amended and Restated Certificate of Limited Partnership, as amended, of The Taubman Realty Group Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and The Third Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, dated December 12, 2012.

The law covered by the opinions expressed herein is limited to the Law (as defined below) of (i) the State of Michigan, the Delaware Limited Partnership Act and the Federal Law of the United States, and (ii) exclusively for paragraphs 5, 6 and 9 below, the State of New York ((i) and (ii) collectively, the “Opining Jurisdiction”) and we do not express any opinion concerning any other laws. We are not admitted to practice in the State of Delaware and, with respect to the opinions set forth below, insofar as they relate to any Delaware law, we have limited our review to standard compilations available to us of the Delaware Limited Partnership Act, which we have assumed to be accurate and complete, and we have not reviewed case law. For purposes of this opinion letter, “Law” means the statutes, and, other than with respect to

I(B)-a.1

Delaware laws, the judicial and administrative decisions, and the rules and regulations of the governmental agencies of the applicable jurisdiction, but excluding the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level), and judicial decisions to the extent that they deal with any of the foregoing. Our “Actual Knowledge” (or any form thereof, including without limitation “Actually Known”) means the conscious awareness of facts or other information by the lawyers of Honigman Miller Schwartz and Cohn LLP who regularly perform services for the Company or have represented the Company in connection with the offering, sale and issuance of the Securities and the transactions described in the Underwriting Agreement.

We have relied, without investigation or verification, upon the following assumptions: (i) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the Opining Jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity, and (ii) contracts to which the Company or the Operating Partnership is a party or by which the Company or the Operating Partnership or any of its property is bound and court and administrative orders, writs, judgments and decrees that name the Company or the Operating Partnership and are specifically directed to it or any of its property would be enforced as written, unless we have Actual Knowledge otherwise. We have only considered the applicability of Laws which in our experience and through the exercise of customary professional diligence we recognize as being directly applicable to the Company, the transactions described in the Underwriting Agreement, or both. We disclaim any opinion with respect to specialized laws that are not customarily covered in opinion letters of this kind, such as tax, insolvency, bankruptcy, antitrust, pension, employee benefit, environmental, intellectual property, bank regulatory, usury, insurance, labor, and health and safety laws, and the effects of such specialized laws.

Based upon and subject to the foregoing, we are of the opinion that:

1.The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Michigan, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus Supplement.

2.The Operating Partnership is a limited partnership duly organized and validly existing in good standing under the laws of the State of Delaware, with limited partnership power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus Supplement.

3.The Securities have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights to subscribe for shares of capital stock of the Company arising under the Michigan Business Corporation Act, the Articles or the Bylaws. To our Actual Knowledge, the issuance of the Securities is not subject to any contractual right to subscribe for the Securities under any contract to which the Company is a party and which is filed as an exhibit to the Registration Statement or the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

I(B)-a.2

4.Based solely upon certificates received from public officials in the applicable jurisdictions, each of the Company and the Operating Partnership is duly qualified as a foreign corporation or limited partnership for the transaction of business and is in good standing under the laws of those jurisdictions set forth below its name in the attached Exhibit B.

5.The Company's execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action on behalf of the Company, and the Underwriting Agreement has been executed and delivered by the Company.

6.The Company's execution, delivery and performance of its obligations under the Underwriting Agreement, as of the date of this opinion letter, will not violate any Law applicable to the Company and will not constitute a default under, or result in a breach of, any existing obligation of the Company under any agreement or instrument filed as an exhibit to the Registration Statement or the Company's Annual Report on Form 10-K for the year ended December 31, 2012, except in each case as would not have a Material Adverse Effect or a material adverse effect on the power or ability of the Company to perform its obligations under the Underwriting Agreement or to consummate its part of the transactions described in the Registration Statement and Prospectus Supplement.

7.The issuance and sale of the Securities and the compliance by the Company with its obligations under the Underwriting Agreement and the consummation of the transactions described in the Underwriting Agreement will not , as of the date of this opinion letter, violate any of the provisions of the Articles or Bylaws.

8.Neither the Company nor the Operating Partnership is, and after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the Prospectus Supplement, neither the Company nor the Operating Partnership would be on the date hereof, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

9.Except where the failure to file or to obtain such authorization, approval, consent, license, order, registration, qualification or decree, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, would not prevent the Company from performing its part of the transactions described in the Pricing Prospectus, the Prospectus Supplement, or the Underwriting Agreement, or as disclosed in or incorporated by reference into the Registration Statement, the Pricing Prospectus and the Prospectus Supplement or as required under Federal or state securities or blue sky laws or by the Financial Industry Regulatory Agency in connection with the purchase and distribution of the Securities by the Underwriters, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any U.S. Federal, New York or Michigan court, governmental authority or agency, is necessary or required for the due authorization, execution or delivery by the Company of the Underwriting Agreement or for the performance by the Company of its part of the transactions described in the Pricing Prospectus, the Prospectus Supplement, or the Underwriting Agreement, other than such filings, authorizations, approvals or consents which have already been made, obtained or rendered, as applicable.

I(B)-a.3

10.To our Actual Knowledge, there are no (i) legal or governmental proceedings pending or overtly threatened in writing to which the Company or any Designated Subsidiary (such “Designated Subsidiaries” are listed in Exhibit A hereto) is a party or to which any of their properties is subject that is required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus Supplement, other than proceedings accurately described, in all material respects, in the Pricing Prospectus and the Prospectus Supplement (including in the documents incorporated therein by reference), or proceedings that would not have a Material Adverse Effect or a material adverse effect on the power or ability of the Company to perform its obligations under the Underwriting Agreement or to consummate its part of the transactions described in the Registration Statement and Prospectus Supplement, or (ii) contracts, or other documents that are required to be filed (by incorporation by reference or otherwise) as exhibits to the Registration Statement that are not filed as required.

This opinion letter may be relied upon by you and, as to matters of Michigan Law, Sullivan & Cromwell LLP, only in connection with the transactions described in the Underwriting Agreement. This opinion letter may not be used or relied upon by any other person or for any other purpose whatsoever without, in each instance, our prior written consent.
This opinion letter speaks only as of its date. We do not undertake any obligation to advise you or any other party of changes of law or fact that occur after the date of this opinion letter -- even though the change may affect the legal analysis, a legal conclusion or an information confirmation in this opinion letter.

Very truly yours,

I(B)-a.4

b. FORM OF DISCLOSURE LETTER OF HONIGMAN MILLER
SCHWARTZ AND COHN LLP, COUNSEL TO THE COMPANY
Ladies and Gentlemen:
This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of an aggregate of up to 6,900,000 shares of 6.25% Series K Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Securities”) of Taubman Centers, Inc. (the “Company”) and that certain Underwriting Agreement, dated March 11, 2013 (the “Underwriting Agreement”), among the Company, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule I therein (the “Underwriters”). We have acted as counsel to the Company in connection with the Underwriting Agreement and the public offering of the Securities, pursuant to the Company's prospectus dated June 14, 2011 (the “Basic Prospectus”), included in the Company's Registration Statement on Form S-3 (No. 333-174880) (the “Registration Statement”). The Registration Statement was filed on Form S-3 with the Securities and Exchange Commission (the “Commission”) for an offering of securities pursuant thereto, and documents are incorporated by reference therein. The Basic Prospectus is supplemented by the Prospectus Supplement, dated March 11, 2013 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company's business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates. This opinion letter is provided to you at the request of the Company pursuant to Section 8(d) of the Underwriting Agreement. Except as otherwise indicated, capitalized terms used in this opinion letter are defined as set forth in the Underwriting Agreement.
In so acting, we have considered such matters of law and of fact, and relied upon such certificates and other information furnished to us, as we have deemed appropriate as a basis for our opinions set forth below. In giving the opinions set forth in this opinion letter, we have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
The law covered by the opinions expressed in this opinion letter is limited to the law of the State of Michigan and the Federal law of the United States.
As counsel to the Company in connection with the preparation of the Registration Statement, the Basic Prospectus and the Prospectus Supplement, we reviewed the Registration Statement, the Basic Prospectus and the Preliminary Prospectus Supplement, dated March 11, 2013 (the “Preliminary Prospectus Supplement”), and the Free Writing Prospectus, dated March 11, 2013 (the “Free Writing Prospectus” and together with the Preliminary Prospectus Supplement and the Basic Prospectus, the “Pricing Disclosure Package”), and the Prospectus Supplement, and participated in discussions with your representatives and those of the Company, its accountants and the Company's internal counsel. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company, its accountants and its internal counsel, concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company and letters addressed to you from the Company's accountants. On the

I(B)-b.1

basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to comply as to form, in all material respects relevant to the offering of the Securities, with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the Pricing Disclosure Package under the captions “Description of Securities Being Offered-Preferred Stock” in the Basic Prospectus, as amended by the statements under the caption “Description of Series K Preferred Stock” in the Preliminary Prospectus Supplement, insofar as they summarize laws and documents described therein, and under the caption “Underwriting” in the Prospectus Supplement, insofar as they summarize certain provisions of the documents referred to therein, and in each case insofar as relevant to the offering of the Securities, constitute a fair summary of such laws and documents in all material respects.
Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,
(a)    the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
(b)    the Pricing Disclosure Package, as of 3:10 P.M. on March 11, 2013, taken as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(c)    the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
We also confirm that nothing that came to our attention in the course of the procedures described in the second sentence of the fourth paragraph of this letter has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement except to the extent specifically noted in the fourth sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements, including the notes thereto, and the supporting schedules, or other financial or accounting information and data derived from such financial

I(B)-b.2

statements and schedules or the books and records of the Company, or the report of management's assessment of the effectiveness of internal control over financial reporting or the auditors' attestation report thereon, each as included or incorporated by reference in or omitted from the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement.
This letter is furnished by us, as counsel to the Company, to you, as the Underwriters, solely for your benefit in your capacity as such, and may not be relied upon by any other person or by you for any other purpose. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.
This letter speaks only as of the dates specified herein. We do not undertake any obligation to advise you or any other party of changes of law or fact that occur after the date of this opinion letter - even though the change may affect the legal analysis, a legal conclusion or an information confirmation in this opinion letter.

Very truly yours,

I(B)-b.3

ANNEX I(C)
FORM OF TAX OPINION TO UNDEWRITERS OF HONIGMAN
MILLER SCHWARTZ AND COHN LLP
Ladies and Gentlemen:

We have acted as counsel to Taubman Centers, Inc., a Michigan corporation that has made an election to be treated as a real estate investment trust (“REIT”) for federal income tax purposes (the “Company”), in connection with the public offering of up to 6,900,000 shares of the Company's 6.25% Series K Cumulative Redeemable Preferred Stock (the “Offering”), pursuant to the Registration Statement on Form S-3 (File No. 333-174880), filed by the Company with the Securities and Exchange Commission on or about June 14, 2011, under the Securities Act of 1933, as amended (the “Shelf Registration”), and as more fully described in the Company's prospectus supplement dated March 11, 2013 (the “Prospectus Supplement”), to the prospectus dated June 14, 2011 (the “Prospectus”). This opinion, regarding certain federal income tax matters, is being rendered to you at the request of the Company and pursuant to Section 8(d) of the Underwriting Agreement, dated March 11, 2013, between you, as Representatives of the several Underwriters, and the Company.

We have also acted as counsel to the Company in connection with the preparation of the section captioned “Additional Material U.S. Federal Income Tax Consequences” in the Prospectus Supplement and the section captioned “Material U.S. Federal Income Tax Consequences” of the Prospectus.

In rendering the opinion stated below, we have examined and, with your consent, relied on the following documents:

(i)	Restated Articles of Incorporation of the Company, as amended;

(ii)
Amended and Restated Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership (the “Partnership”), dated November 30, 1992, as had been amended through September 29, 1998 (the “First A&R Partnership Agreement”);

(iii)
Second Amendment and Restatement of Agreement of Limited Partnership of the Partnership, dated September 30, 1998, as had been amended through December 11, 2012 (the “Second A&R Partnership Agreement”);

(iv)	Third Amendment and Restatement of Agreement of Limited Partnership of the Partnership, dated December 12, 2012 (the “Third A&R Partnership Agreement”);

(v)	The Operating Agreement of The Taubman Company LLC (the “Manager”), dated October 30, 2001, as had been amended through December 29, 2011 (the “Operating Agreement”);

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(vi)	The Amended and Restated Operating Agreement of the Manager dated December 30, 2011 (the “A&R Operating Agreement”);

(vii)	Amended and Restated Certificate of Incorporation of T-I REIT, Inc. (“T-I REIT”), dated November 17, 1999, as had been amended through the date of T-I REIT's liquidation on December 28, 2010;

(viii)	The Shelf Registration, the Prospectus, and the Prospectus Supplement;

(ix)
A letter of even date to us from Lisa A. Payne, Vice Chairman and Chief Financial Officer of the Company, containing certain written representations of the Company (“Certificate of Representations”); and

(x)	Such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In our examination of the foregoing documents, we have assumed, with your consent, that (i) the documents are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (ii) the signatures on each original document are genuine, (iii) where any such document required execution by a person, the person who executed the document had proper authority and capacity, (iv) all representations and statements set forth in such documents are and will be true and correct, (v) where any such document imposes obligations on a person or entity, such obligations have been or will be performed or satisfied in accordance with their terms, (vi) the Company, the Partnership, and the Manager at all times have been and will be organized and operated in accordance with the terms of such documents, as applicable, and (vii) T-I REIT at all times had been organized and operated in accordance with the terms of such documents, as applicable, through the date of T-I REIT's liquidation on December 28, 2010. We have not independently investigated or made separate inquiry into any of the representations, facts or assumptions set forth in such documents or any other documents. We have, consequently, assumed and relied on the Company's representations that the information presented in the foregoing documents or otherwise furnished to us completely and accurately describes all material facts relevant to our opinion. Without limiting the foregoing, we have assumed that all statements and descriptions of the past and intended future activities of the Company and its affiliates in the Certificate of Representations are true and accurate, and that all representations that speak in the future, or to the intention or expectation, or to the best of the belief and knowledge of any person(s) are and will be true, correct, and complete as if made without such qualification. No facts have come to our attention, however, that would cause us to question the accuracy or completeness of such facts, assumptions, or documents in a material way.

For purposes of rendering the opinion stated below, we have assumed that the Offering contemplated by the foregoing documents has been or will be consummated in accordance with the operative documents and that such documents accurately reflect the material facts of the Offering. In addition, our opinion is based on the assumptions that (i) the Company has been and will continue to be operated in accordance with the laws of the State of Michigan, (ii) the Partnership has been and will continue to be operated in accordance with the laws of the State of Delaware, (iii) the Manager has been and will continue to be operated in accordance with the

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laws of the State of Delaware, and (iv) T-I REIT had been operated in accordance with the laws of the State of Delaware through the date of T-I REIT's liquidation on December 28, 2010.

Our opinion is also based on the assumptions that (i) the Company has been and will continue to be operated in the manner described in the relevant organizational documents, (ii) from January 1, 1997, until the effective date of the Second A&R Partnership Agreement, the Partnership had been operated in the manner described in the First A&R Partnership Agreement, (iii) from the effective date of the Second A&R Partnership Agreement until the effective date of the Third A&R Partnership Agreement, the Partnership had been operated in the manner described in the Second A&R Partnership Agreement, (iv) the Partnership has, since the effective date of the Third A&R Partnership Agreement, been and will continue to be operated in the manner described in the Third A&R Partnership Agreement, (v) from October 30, 2001, until the effective date of the A&R Operating Agreement, the Manager had been operated in the manner described in the Operating Agreement, (vi) the Manager has, since the effective date of the A&R Operating Agreement, been and will continue to be operated in the manner described in the A&R Operating Agreement, and (vii) T-I REIT had been operated in the manner described in the relevant organizational documents through the date of T-I REIT's liquidation on December 28, 2010; provided, however, that in making the assumptions set forth in this paragraph or in relying on substantially similar representations in the Certificate of Representations, we do not thereby assume that the Company, the Partnership, or the Manager has been or will be, or that T-I REIT had been, operated so as the Company or T-I REIT will qualify as a REIT for federal income tax purposes.

In rendering the opinion stated below, we have also considered and relied on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Regulations”), administrative rulings and the other interpretations of the Code and Regulations by the courts and the Internal Revenue Service (the “IRS”), all as they exist as of the date hereof. It should be noted, however, that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. We can give no assurance, therefore, that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede the opinion stated herein. In addition, there can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues will not hold contrary to such opinion. Moreover, the opinion set forth below represents our conclusions based upon the documents, facts, assumptions, and representations referred to above. Any material amendments to such documents or changes in any significant facts after the date hereof, or inaccuracy of such assumptions or representations, could affect the opinion referred to herein.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

Based on and subject to the foregoing, we are of the opinion that:

1.
The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, effective for each of its taxable years ended December 31, 2001 through December 31, 2012, and its past, current and proposed method of operation will enable the Company to meet the requirements for

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qualification and taxation as a REIT for its taxable year ending December 31, 2013 and thereafter.

2.
The statements contained in the Prospectus Supplement under the caption “Additional Material U.S. Federal Income Tax Consequences” and the statements contained in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as they relate to provisions of the laws and documents described therein and insofar as relevant to the Offering, constitute a fair and accurate summary of such provisions in all material respects.

As noted in the section of the Prospectus captioned “Material U.S. Federal Income Tax Consequences,” the Company's qualification as a REIT under the Code will depend on the Company's ability to meet, through actual operating results, the applicable asset composition, source of income, stockholder diversification, distribution and other requirements of the Code and Regulations necessary for REIT qualification. We will not review such operating results and, accordingly, no assurance can be given that the actual results of the Company's operations for any taxable year satisfy or will satisfy the requirements for REIT qualification or will be consistent with the representations made to us with respect thereto.

Other than as expressly stated above, we express no opinion as to any other federal income tax issue or matter relating to the Company. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of matters stated, represented, covenanted, or assumed herein or any subsequent changes in applicable law. This opinion is issued to you in connection with the Offering and may not be used or relied upon by any other person or for any other purpose without our express written consent.

Very truly yours,

====================
IRS Circular 230 Disclosure: To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that any federal tax advice contained in this letter was not intended or written by us to be used, and cannot be used by any taxpayer, for the purpose of avoiding federal tax penalties. This letter was written to support the promotion or marketing of the transaction discussed in this letter, and each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

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